EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dan C. Tutcher, Principal Executive Officer of the Center Coast MLP & Infrastructure Fund (the “Fund”), certify that to my knowledge:

1.	The Form N-CSR of the Fund for the annual period ended November 30, 2015 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ Dan C. Tutcher
Dan C. Tutcher
President and Principal Executive Officer
February 8, 2016

I, William H. Bauch, Principal Financial Officer of the Center Coast MLP & Infrastructure Fund (the “Fund”), certify that to my knowledge:

1.	The Form N-CSR of the Fund for the annual period ended November 30, 2015 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ William H. Bauch
William H. Bauch
Treasurer and Principal Financial Officer
February 8, 2016

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission.